UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 15, 2014

Commercial Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-27894	34-1787239
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(419) 294-5781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of the Company’s shareholders held on May 15, 2014 (the “Annual Meeting”), Michael A. Shope announced his retirement from the Board of Directors of Commercial Bancshares, Inc. (the “Company”) pursuant to the terms of the mandatory retirement provisions adopted by the Company’s Board of Directors. Mr. Shope’s retirement will become effective immediately following the adjournment of the Board’s regularly scheduled meeting to be held on July 10, 2014. As a result of his pending retirement, Mr. Shope resigned his position as Chairman of the Board at the Board’s annual organizational meeting which was also held on May 15, 2014 immediately following the adjournment of the Annual Meeting.

Mr. Shope has served as member of the Company’s Board of Directors since 2002, and has served as Chairman of the full Board of Directors since April, 2007, and as Chairman of its Audit Committee since 2003.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On May 15, 2014, the Company held its Annual Meeting of Shareholders. The matters voted upon at the Annual Meeting included the election of four (4) Class II Directors for the Company, to serve a term expiring in 2017, and the ratification of the appointment of Plante & Moran, PLLC, as the Company’s independent registered public accounting firm for 2014.

The Company’s nominees to serve as Class II Directors were Daniel E. Berg, Lynn R. Child, Mark E. Dillon, and Kurt D. Kimmel. All four nominees were elected as Class II Directors of the Company. The results of the election were as follows:

Name	For	Withheld	Broker
			Non-Vote

Daniel E. Berg	486,200	10,918	243,277
Lynn R. Child	485,334	11,784	243,277
Mark E. Dillon	482,446	14,672	243,277
Kurt D. Kimmel	482,406	14,712	243,277

The shareholders ratified, on a non-binding basis, the Audit Committee’s appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2014. The results of the voting were as follows:

For	Against	Abstain

732,589	4,287	3,519

Item 8.01 – Other Items.

At the annual organizational meeting of the Company’s Board of Directors, which was held on May 15, 2014 immediately following the adjournment of the Annual Meeting, the Board of Directors elected Stanley K. Kinnett to serve as its Chairman. Daniel E. Berg was elected to serve as Vice-Chairman.

Mr. Kinnett has served on the Company’s Board of Directors since 2006. He previously served as Vice-Chairman of the Board. Mr. Berg has served on the Company’s Board of Directors since 1990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Bancshares, Inc.
(Registrant)

Date May 20, 2014	/s/ David J. Browne
David J. Browne, Corporate Secretary